                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                QC OPTICS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1) Amount previously paid:

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2) Form, Schedule or Registration Statement No:

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3) Filing party:

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

                                QC OPTICS, INC.
                                46 JONSPIN ROAD
                        WILMINGTON, MASSACHUSETTS 01887

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of QC OPTICS, INC. (the "Company"), a Delaware corporation, will be held on Wednesday, June 10, 1998, at 10:00 a.m. at the Holiday Inn Tewksbury/Andover, Four Highwood Drive, Tewksbury, Massachusetts 01876 for the following purposes:

     1. To set the number of directors at four (4) and elect two (2) members of the Board of Directors for a three year term;

     2. To ratify and confirm the selection of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1998; and

     3. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 20, 1998, as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and any adjournment or adjournments thereof.

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

                                          By Order of the Board of Directors

                                          JOHN R. FREEMAN
                                          Secretary

Wilmington, Massachusetts
April 28, 1998

                                QC OPTICS, INC.
                                46 JONSPIN ROAD
                        WILMINGTON, MASSACHUSETTS 01887

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                 April 28, 1998

     The enclosed proxy is solicited by the Board of Directors of QC Optics, Inc. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Wednesday, June 10, 1998 at 10:00 a.m. at the Holiday Inn Tewksbury/Andover, Four Highwood Drive, Tewksbury, Massachusetts 01876 and at any adjournment or adjournments thereof.

     Stockholders of record at the close of business on April 20,1998 will be entitled to vote at the Annual Meeting or any adjournment thereof. On that date, 3,242,500 shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock") were issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. There are no other voting securities of the Company.

     The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by a properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

     The election of directors will be determined by a plurality of the shares voted affirmatively or negatively at the Annual Meeting. The other proposal to be voted upon by the stockholders of the Company requires the vote of a majority of the Common Stock present and voting at the Annual Meeting for passage. Votes withheld from any nominee, abstentions and broker non-votes (which result when a broker holding shares for a beneficial holder has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted as present or represented for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions and broker non-votes have no effect on whether a proposal has been approved.

     THE DIRECTORS, NOMINATED DIRECTORS AND OFFICERS OF THE COMPANY AS A GROUP OWN OR MAY BE DEEMED TO CONTROL APPROXIMATELY 41.6% OF THE OUTSTANDING SHARES OF COMMON STOCK. EACH OF THE DIRECTORS, NOMINATED DIRECTORS AND OFFICERS, HAS INDICATED HIS INTENT TO VOTE ALL SHARES OF COMMON STOCK OWNED OR CONTROLLED BY HIM IN FAVOR OF EACH ITEM SET FORTH HEREIN.

     Stockholders may vote in person or by proxy. Where the stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the two nominees for director named herein, and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting stockholders.

     An annual report containing audited financial statements for the fiscal years ended December 31, 1997 ("Fiscal 1997") and December 31, 1996 ("Fiscal 1996") is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 28, 1998.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and Bylaws, as amended, provide that the members of the Board of Directors (the "Board") shall be classified as nearly as possible into three classes, each with as nearly as possible one-third of the members of the Board. A classified board is designed to assure continuity and stability in the Board's leadership and policies. Eric T. Chase is classified as a Class I director and shall serve until the 1999 Annual Meeting; John M. Tarrh and Allan Berman are classified as Class II directors and are being nominated at this Annual Meeting to serve as a director until the 2001 Annual Meeting; and Charles H. Fine is classified as a Class III director and shall serve until the 2000 Annual Meeting. On June 10, 1997, the Board of Directors voted to set the number of directors at four (4) and to fill such vacancy by electing Allan Berman as a Class II director.

     The successors to the class of directors whose terms expire at an Annual Meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected by the stockholders. Directors chosen to fill vacancies on a classified board shall hold office until the next election of the class for which directors shall have been chosen, and until their successors are duly elected by the stockholders. Officers are elected by, and serve at the discretion of, the Board of Directors. No director, executive officer, or significant employee is related by blood, marriage or adoption to any other director, executive officer, or significant employee.

     Shares represented by all proxies received by the Board of Directors and not so marked so as to withhold authority to vote for an individual director, will be voted (unless such nominee is unable or unwilling to serve) FOR the election of the nominees named herein. The Board of Directors knows of no reason why such nominees should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

     A plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each nominee as a director.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. JOHN M. TARRH AND MR. ALLAN BERMAN AS DIRECTORS, EACH TO SERVE A THREE YEAR TERM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

     The following table sets forth the year the nominee director and the directors of the Company were first elected as a director and the age, positions and offices currently held by each director:

                                          YEAR
                                      FIRST BECAME
             NAME               AGE     DIRECTOR                       POSITION
             ----               ---   ------------                     --------
Eric T. Chase.................  39        1986       Chief Executive Officer, President, Chair-
                                                     man of Board and Founder
Allan Berman*.................  67        1997       Director
Charles H. Fine...............  41        1996       Director
John M. Tarrh*................  50        1996       Director

---------------
* Nominees for election at this Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and any national securities exchange on which the Company's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners during Fiscal 1997 were complied with.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors met four times during Fiscal 1997. All of the Company's directors attended all of the Annual Meetings of the Board of Directors in Fiscal 1997 during the period for which they were directors.

     The Board of Directors established both an Audit Committee and Compensation Committee on June 18, 1996. Messrs. Fine and Tarrh serve as members of the Audit Committee. The Audit Committee is concerned primarily with recommending the selection of, and reviewing the effectiveness of, the Company's independent auditors and reviewing the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee reviews any transactions which involve a potential conflict of interest and the scope of independent audit coverages, the fees charged by the independent auditors, and internal control systems. The Audit Committee met once in Fiscal 1997.

     Messrs. Berman, Fine and Tarrh serve as members of the Compensation Committee. The Compensation Committee is responsible for setting and administering the policies which govern annual compensation for the Company's executives. The Compensation Committee negotiates and proposes to the Board of Directors compensation arrangements for officers, other key employees, certain consultants and directors of the Company. Following review and approval by the Compensation Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval. The Compensation Committee met informally once in Fiscal 1997.

     The Company does not have a standing nominating committee or a committee performing similar functions.

BACKGROUND

     The following is a brief summary of the background of the nominee directors, the existing directors and executive officers of the Company:

     ERIC T. CHASE, CHIEF EXECUTIVE OFFICER, PRESIDENT, CHAIRMAN OF THE BOARD, AND FOUNDER. Mr. Chase co-founded the Company in July 1986 and served as its Vice President of Sales and Marketing until May 1990 when he was elected President of the Company. In June 1996, Mr. Chase was also elected the Chief Executive Officer and Chairman of the Board. He was formerly with GCA Corporation, a semiconductor equipment manufacturer, in the position of Staff Scientist and Technical Marketing Specialist. Mr. Chase has authored a variety of articles related to inspection equipment. Mr. Chase graduated from the University of California, Irvine with a Bachelor of Science degree in Physics and a Bachelor of Arts degree in Economics.

     JOHN R. FREEMAN, VICE PRESIDENT OF FINANCE, TREASURER AND SECRETARY. Mr. Freeman has been the Company's Vice President of Finance since May 1996. He was elected Treasurer in June 1996 and elected Secretary in June 1997. Over the past 20 years, Mr. Freeman has been involved with several companies in various roles, including chief financial officer and controller. In 1984, Mr. Freeman founded Freeman & Associates, a consulting firm which provided chief financial officer/controller services to small businesses and, through his firm, he served as the Company's part-time controller as a consultant from January 1987 until he joined the Company as an employee in May 1996. Mr. Freeman has a Bachelor of Arts degree in accounting from Duke University.

     ABDU BOUDOUR, SENIOR VICE PRESIDENT OF CUSTOMER OPERATIONS. Mr. Boudour has held various positions at the Company, including Senior Physicist in the Engineering Department from April 1987 to February 1994, where he was responsible for design and development of the Company's equipment, and Far East Marketing Manager for which he was based in Japan from February 1994 to April 1995. In July 1995, Mr. Boudour advanced to Director of Engineering and in June 1996, he was elected Vice President of Engineering. In January 1998, Mr. Boudour was elected Senior Vice President of Customer Operations. Prior to joining the Company in April 1987, Mr. Boudour was with PTR Optics, an optical component manufacturer. He earned his Bachelor of Science degree from the University of Oran, Algeria and has a Master of Science degree in Physics from Northeastern University.

     JAY L. ORMSBY, VICE PRESIDENT OF TECHNOLOGY AND FOUNDER. Mr. Ormsby co-founded the Company in July 1986 with Mr. Chase and served as the Company's Vice President of Engineering until June 1996. In June 1996, he was elected as the Company's Vice President of Technology. Mr. Ormsby has over 30 years experience in design, development and marketing of high technology systems. Mr. Ormsby was formerly with GCA Corporation, a company that was a semiconductor equipment manufacturer, in the position of Chief Engineer, Technology Division. Mr. Ormsby has a Bachelor of Science degree in Mechanical Engineering from The Cooper Union for the Advancement of Science and Art and a Master of Science degree in Engineering from Northeastern University.

     ALBERT E. TOBEY, VICE PRESIDENT OF OPERATIONS AND ASSISTANT
SECRETARY. Since joining the Company in June 1988, Mr. Tobey has served as its Vice President of Operations with responsibility for manufacturing operations. Mr. Tobey has over 30 years experience in engineering as a system designer and in various management positions both in engineering and manufacturing. Mr. Tobey served as the Principal Engineer -- RTOS Program at AVCO Systems ("AVCO"), a defense contractor, and worked for over 19 years with AVCO, advancing from an electronics technician to a senior systems engineer. His primary positions at AVCO were in telemetry and instrumentation systems. Mr. Tobey received his Bachelor of Science degree in Electrical Engineering from Northeastern University.

     ALLAN BERMAN, NOMINEE DIRECTOR. Mr. Berman has served as a director of the Company since June 1997. Since March 1972, Mr. Berman has served as President of Imtec Acculine, Inc. ("Imtec"), a closely-held California company specializing in semi-conductor wafer-fabrication equipment and materials. Prior to organizing Imtec, Mr. Berman held positions as President and Director of Castle & Cooke Computer Systems, Inc., a national data processing service bureau, and General Manager of the Semiconductor Materials Division of Apogee Chemical, Inc., which division is a supplier of silicone source materials for the semiconductor industry. Mr. Berman also served as a consultant to the major military services in the areas of operations research and systems analysis. Mr. Berman received his Bachelor of Arts and Bachelor of Science degrees at New York University and completed his basic MBA course work at the University of California, Los Angeles.

     CHARLES H. FINE, DIRECTOR. Mr. Fine has served as a director of the Company since June 1996. Since January 1983, Mr. Fine has served on the faculty of the Sloan School of Management at Massachusetts Institute of Technology ("MIT"). Mr. Fine has expertise in manufacturing and technology management and his research has focused on the automotive, semiconductor, and capital equipment industries. Mr. Fine received his Bachelor of Arts degree from Duke University and earned both his Master of Science and Ph.D. degrees from Stanford University.

     JOHN M. TARRH, NOMINEE DIRECTOR. Mr. Tarrh has served as a director of the Company since May 1996. Since January 1987, Mr. Tarrh has been the Senior Vice President, Chief Financial Officer and a director of Applied Science and Technology, Inc., a publicly held corporation he co-founded that manufactures equipment for producing advanced materials such as semiconductors and diamond. Prior to January, 1987, Mr. Tarrh was the Manager of the Mirror Confinement Division of MIT's Plasma Fusion Center where he was responsible for financial management, project management and administration. Mr. Tarrh earned his Master of Science degree in Electrical Engineering from MIT.

                              CERTAIN TRANSACTIONS

     In July 1996, the Company entered into employment agreements with Messrs. Chase, Freeman, Boudour, Ormsby and Tobey. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

     In October 1995, the Company, Kobe Steel USA Holdings, Inc. ("Kobe Steel"), a controlling stockholder of the Company, and certain management employees of the Company pursuant to the QC Optics Voting Trust (the "Voting Trust") entered into a Stock Repurchase and Loan Repayment Agreement (the "Agreement"). Pursuant to the terms of the Agreement, as amended on March 29, 1996, the Company purchased an aggregate of 1,337,313 shares (the "Kobe Shares") of its voting and non-voting Common Stock from Kobe Steel or approximately 62.5% of all of the Company's Common Stock then owned by Kobe Steel for a purchase price of $5,000,000. Of the $5,000,000 purchase price, $3,250,000 was financed by State Street Bank and Trust Company pursuant to the terms of a $4,000,000 revolving line of credit (the "Line of Credit") evidenced by a promissory note secured by all of the assets of the Company (the "Bank Note"), $1,000,000 was provided from available cash of the Company and $750,000 was financed pursuant to a promissory note from the Company to Kobe Steel, which was also secured by all of the assets of the Company (the "Kobe Note"). The Kobe Note was subordinated to the Bank Note. In connection with this transaction, a corporation formed in February 1995 by Messrs. Chase, Bernal, Ormsby, Freeman, Tobey and Boudour (collectively, the "Stockholders") to acquire an equity interest in the Company was merged into the Company. As a result of this merger, the Stockholders exchanged their shares in such corporation for an aggregate of 1,337,313 shares of the Company's Common Stock. The consideration for the merger was the unlimited personal guarantees provided to the Bank by Messrs. Chase and Bernal and the limited guarantees provided by Messrs. Ormsby, Freeman, Tobey and Boudour to secure the Bank Note. In addition, all of the shares issued to these individuals were pledged as collateral to secure both the Line of Credit and the Kobe Note. The Company recorded a non-recurring, non-cash charge of $1,701,000 during Fiscal 1996 as a result of this merger.

     The Line of Credit and Bank Note mature on June 30, 1998 and the interest rate per annum is the bank's prime rate plus 1%. On October 24, 1996, the interest rate was decreased to the bank's prime rate plus 1/2%. The Line of Credit has a fee on the daily unused portion of the facility at the rate of
 1/4% per annum. The aggregate amount outstanding under the Line of Credit shall not exceed the sum of 80% of qualifying receivables and 10% (not to exceed $350,000) of qualifying inventory. The Bank Note was secured by unlimited personal guarantees from Messrs. Chase and Bernal and each of the several stockholders of the Voting Trust pledged their QCO Shares held in the Voting Trust to the bank as collateral. These guarantees and the pledges were released by the bank on October 29, 1996. The Kobe Note was satisfied in full on October 29, 1996. Effective in August 1997, Mr. K. Andrew Bernal was no longer employed by the Company.

     Of the remaining 802,387 shares held by Kobe Steel, the Voting Trust held an option (the "Option") to purchase up to 588,418 shares at a price of $3.74 per share. The Option expired in October 1996.

     On October 27, 1995, the Company and Messrs. Chase, Bernal, Ormsby, Freeman, Tobey and Boudour entered into a voting trust agreement known as the "QC Optics Voting Trust, u/d/t dated as of October 27, 1995" (the "Voting Trust"). Mr. Chase is the trustee of the Voting Trust. The Voting Trust holds all voting rights to all Company shares held by each beneficiary and continues in force for a period of 21 years from October 27, 1995, unless terminated earlier as a result of a merger, dissolution, sale of all or substantially all of the Company's assets or liquidation, or agreement of the parties.

     Kobe Steel USA International, Inc. has provided loans to the Company since July 1991 by means of a revolving credit arrangement. At March 29, 1996, the principal amount due totaled $4,250,000. This amount plus accrued interest of approximately $6,000 was paid in full by the Company on March 29, 1996 in connection with the closing of the Agreement utilizing amounts received from Kobe Steel as a capital infusion in the same amount and on the same date.

     Any future transactions between the Company and its officers, directors, principal stockholders or other affiliates will be on terms no less favorable than could be obtained from independent third parties and will be subject to approval by a majority of the independent and disinterested directors.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of April 20, 1998, the ownership of the Company's Common Stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's directors; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                          NUMBER OF SHARES OF COMMON    PERCENTAGE
        NAME AND ADDRESS OF BENEFICIAL OWNER(1)            STOCK BENEFICIALLY OWNED     OF CLASS(2)
        ---------------------------------------           --------------------------    -----------
QC Optics, Inc. Voting Trust(3).........................          1,347,613                41.6%
Kobe Steel USA Holdings, Inc. ..........................            802,387                24.7%
Eric T. Chase(3)(4).....................................          1,351,341                41.6%
K. Andrew Bernal(3).....................................            314,754                 9.7%
Jay L. Ormsby(3)(5).....................................            165,359                 5.1%
Albert E. Tobey(3)(6)...................................             81,221                 2.5%
Allan Berman(7).........................................              3,750                   *
Charles H. Fine(8)......................................              7,500                   *
John M. Tarrh(8)........................................              7,500                   *
All Directors and Officers as a group (8
  people)(3)(4)(5)(6)(7)(8)(9)..........................          1,380,251                42.1%

---------------

 *  Less than 1%

(1) The address for all of these individuals, except for Kobe Steel USA Holdings, Inc. ("Kobe") and K. Andrew Bernal is c/o QC Optics, Inc., 46 Jonspin Road, Wilmington, Massachusetts 01887. The address for Kobe is 535 Madison Avenue, New York, New York 10022. The address for Mr. Bernal is 8989 North Gainey Center, Scottsdale, Arizona 85258.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days from April 20, 1998 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Eric T. Chase is the sole voting trustee of the QC Optics Voting Trust (the "Voting Trust"). The stockholders participating in the Voting Trust and the number of their shares subject to the Voting Trust are as follows: Eric T. Chase -- 634,517 shares; Karl Andrew Bernal -- 314,754 shares; Jay L. Ormsby -- 162,599 shares; John R. Freeman -- 78,581; Albert E.
    Tobey -- 78,581 shares; Abdu Boudour -- 78,581 shares. See "Certain Transactions."

(4) Includes 1,347,613 shares subject to the Voting Trust for which Mr. Chase is the sole voting trustee and includes 100 shares of Common Stock owned by Mr. Chase. Also includes (i) 100 shares of Common Stock issuable upon the exercise of a warrant at an exercise price of $7.80 per share, which expires on October 23, 2001; and (ii) 3,528 shares of Common Stock issuable upon the exercise of an option to purchase 5,292 shares of the Company's Common Stock at an exercise price of $3.625 per share. The exercise price of this option was repriced in January 1998 from $5.10 per share to $3.625 per share. This option expires on June 19, 2006 and vests in three equal installments over a three year period commencing June 20, 1997. Excludes an option to purchase 5,000 shares of Common Stock at an exercise price of $3.625 per share, which expires on January 21, 2008 and vests in three equal installments over a three year period commencing on January 22, 1999.

(5) Includes 2,760 shares of Common Stock issuable upon the exercise of an option to purchase 4,140 shares of the Company's Common Stock at an exercise price of $3.625 per share. The exercise price of this option was repriced in January 1998 from $5.10 per share to $3.625 per share. This option expires on June 19, 2006 and vests in three equal installments over a three year period commencing June 20, 1997. Excludes an option to purchase 5,000 shares of Common Stock at an exercise price of $3.625 per share, which expires on January 21, 2008 and vests in three equal installments over a three year period commencing on January 22, 1999.

(6) Includes 2,640 shares of Common Stock issuable upon the exercise of an option to purchase 3,960 shares of the Company's Common Stock. The exercise price of this option was repriced in January 1998 from $5.10 per share to $3.625 per share. This option expires on June 19, 2006 and vests in three equal installments over a three year period commencing June 20, 1997. Excludes an option to purchase 5,000 shares of Common Stock at an exercise price of $3.625 per share, which expires on January 21, 2008 and vests in three equal installments over a three year period commencing on January 22, 1999.

(7) Includes 3,750 shares of Common Stock issuable upon the exercise of an option to purchase 15,000 shares of the Company's Common Stock at an exercise price of $3.25 per share. The option expires on June 10, 2007 and vests in sixteen (16) equal installments over a period of four years commencing July 1, 1997.

(8) Includes 7,500 shares of Common Stock issuable upon the exercise of an option to purchase 15,000 shares of the Company's Common Stock at an exercise price of $3.625 per share. The exercise price of this option was repriced in January 1998 from $5.10 per share to $3.625 per share. The option expires on June 17, 2006 and vests in 16 equal installments over a period of four years commencing July 1, 1996.

(9) Includes (i) 2,160 shares of Common Stock issuable upon the exercise of an option owned by Mr. Boudour to purchase 3,240 shares of the Company's Common Stock; (ii) 100 shares of Common Stock owned by John R. Freeman; (iii) 2,400 shares of Common Stock issuable upon the exercise of an option owned by Mr. Freeman to purchase 3,600 shares of the Company's Common Stock; and (iv) 100 shares of Common Stock issuable upon the exercise of a warrant owned by Mr. Freeman at an exercise price of $7.80 per share, which expires on October 23, 2001. The exercise price for each of these options was repriced in January 1998 from $5.10 per share to $3.625 per share. These options expire on June 19, 2006 and vest in equal installments over a three year period commencing June 20, 1997. Excludes an option owned by Mr. Boudour to purchase 5,000 shares of Common Stock at an exercise price of $3.625 per share, which expires on January 21, 2008 and vests in three equal installments over a three year period commencing on January 22, 1999.

                     COMPENSATION OF OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS' COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services rendered to the Company for the fiscal years ended December 31, 1997, 1996 and 1995 ("Fiscal 1995") of those persons who were at December 31, 1997: (i) the chief executive officer of the Company; and (ii) each other executive officer of the Company whose annual compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                           ANNUAL COMPENSATION                  AWARDS
                                ------------------------------------------   ------------
             (a)                (b)       (c)       (d)                          (f)
                                                                 (e)          SECURITIES
                                                            OTHER ANNUAL      UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR   SALARY(1)   BONUS   COMPENSATION(2)    OPTIONS(#)    COMPENSATION(3)
 ---------------------------    ----   ---------   -----   ---------------   ------------   ---------------
Eric T. Chase.................  1997   $147,000    $-0-        $  -0-             -0-           $7,350
  Chief Executive Officer,      1996   $140,215    $-0-        $3,462           5,292           $6,978
  President and Chairman of     1995   $134,000    $-0-        $6,000             -0-           $6,604
  the Board

Jay L. Ormsby.................  1997   $114,500    $-0-        $  -0-             -0-           $5,725
  Vice President of Technology  1996   $112,000    $-0-        $  -0-           4,140           $5,582
                                1995   $109,000    $-0-        $  -0-             -0-           $5,450

Albert E. Tobey...............  1997   $110,300    $-0-        $  -0-             -0-           $5,515
  Vice President of
     Operations...............  1996   $107,000    $-0-        $  -0-           3,960           $5,372
                                1995   $ 99,000    $-0-        $  -0-             -0-           $5,240

---------------
(1) Amounts shown indicate cash compensation earned and received by executive officers. Effective July 1, 1996, the Company increased the salaries of Messrs. Chase, Ormsby and Tobey to $147,000, $114,500 and $110,300, respectively. Effective in August 1997, K. Andrew Bernal was no longer employed by the Company. See "Employment Contracts, Termination of Employment and Change in Control Arrangements." Executive officers participate in group health and other benefits generally available to all employees of the Company.

(2) Through July 21, 1996, the Company provided a bi-weekly automobile allowance of $230.77 for Mr. Chase.

(3) Amounts shown represent the Company's matching contributions and profit sharing contributions made under its 401(k) plan on behalf of each named executive officer.

     The following table sets forth the value of Mr. Chase's, Mr. Ormsby's and Mr. Tobey's outstanding stock options held as of the end of Fiscal 1997. None of Messrs. Chase, Ormsby and Tobey exercised any stock options during Fiscal 1997.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                       AND FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS
                                                    YEAR-END(#)(1)           AT FISCAL YEAR-END($)(2)(3)
                                             ----------------------------    ----------------------------
                                             EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                             -----------    -------------    -----------    -------------
Eric T. Chase..............................     1,764           3,528            -0-             -0-
Jay L. Ormsby..............................     1,380           2,760            -0-             -0-
Albert Tobey...............................     1,320           2,640            -0-             -0-

---------------
(1) See "Summary Compensation Table."

(2) In-the-Money options are those options for which the fair market value of the underlying Common Stock is greater than the exercise price of the option.

(3) The value of the unexercised options is determined by multiplying the number of options held by the difference in the fair market value of the Common Stock underlying the options at the end of Fiscal 1997 (as determined by the closing bid price as reported by AMEX, which was $3.625 per share) and the exercise price of the options granted. Since the fair market value at the end of Fiscal 1997 was lower than the exercise price of all of the options held, none of the options listed in this table are In-the-Money.

COMPENSATION OF DIRECTORS

     Each of the Company's non-management and non-affiliated directors, Messrs. Berman, Fine and Tarrh, receives a fee of $1,000 per meeting plus out-of-pocket expenses. Messrs. Fine and Tarrh each received $4,000 in Fiscal 1997 and Mr. Berman received $3,000 in Fiscal 1997. Each of Messrs. Fine and Tarrh also received an option under the Company's 1996 Formula Stock Option Plan to purchase 15,000 shares of the Company's Common Stock at an exercise price of $3.625 per share. These options expire on June 17, 2006 and vest in 16 equal installments over a period of four years commencing July 1, 1996. Mr. Berman also received an option under the Company's 1996 Formula Stock Option Plan to purchase 15,000 shares of the Company's Common Stock at an exercise price of $3.25 per share. These options expire on June 10, 2007 and vest in 16 equal installments over a period of four years commencing July 1, 1997.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Effective as of July 1, 1996, the Company entered into employment and non-competition agreements (the "Agreements") with each of Eric T. Chase, Jay L. Ormsby, Albert E. Tobey, Abdu Boudour and John R. Freeman. Eric T. Chase's and Jay L. Ormsby's Agreements provide for annual base salaries of $147,000 and $114,500, respectively, through June 30, 1997 and at least the same base salaries, as determined by the Company's Board of Directors or Compensation Committee, for the next two years until the Agreements expire on June 30, 1999. Effective in January 1998, the Compensation Committee approved an increase in the base salaries of Messrs. Chase and Ormsby to $153,000 and $119,500, respectively. Albert E. Tobey's, Abdu Boudour's and John R. Freeman's Agreements provide for annual base salaries of $110,300, $100,000 and $100,000, respectively, and expired on December 31, 1997. These agreements were automatically renewed for a one year period ending December 31, 1998. Effective in January 1998, the Compensation Committee also approved an increase in the base salaries of Messrs. Tobey and Boudour to $115,500 and $110,000, respectively. The Agreements also provide for vacation, insurance, participation in the Company's 401(k) plan, and certain other benefits as may be determined by the Compensation Committee or the Company's Board of Directors. Each individual is entitled to receive benefits offered to the Company's employees generally. Each individual is also entitled to receive severance in the event his employment is terminated by the Company without cause (the "Severance Benefits"). The Severance Benefits are equal to the individual's current annual base salary in Eric T. Chase's and Jay L. Ormsby's Agreements and six (6) months of the individual's current annual base salary in Albert E. Tobey's, Abdu Boudour's and John R. Freeman's Agreements. Effective in August 1997, K. Andrew Bernal was no longer employed by the Company. As a result, Mr. Bernal received $39,500 as severance pay in accordance with the terms of his employment agreement.

     In the event of a Change in Control in the Company, each individual will receive severance payments as provided in the Agreements. A Change in Control is defined generally as: the acquisition by an individual, entity or group of beneficial ownership of 25% or more of the outstanding shares of Common Stock; unapproved changes in the Board of Directors; tender offers to acquire any of the Common Stock; certain reorganizations, mergers or consolidations; a complete or substantial liquidation or dissolution of the Company; or the sale or disposition of all or substantially all of the assets of the Company.

     In the event of a Change in Control during the term of an Agreement or any renewal or extension thereof and provided the individual remains employed by the Company for a period of twelve months from the date of the Change in Control, the individual will receive, at the one-year anniversary of the Change in Control, a supplemental amount in a lump sum, irrespective of whether he thereafter actually terminates employment with the Company. The lump sum is equal to the individual's annual Base Salary immediately preceding the Change in Control in Eric T. Chase's and Jay L. Ormsby's Agreements and six (6) months of the individual's annual Base Salary immediately preceding the Change in Control in Albert E. Tobey's, Abdu Boudour's and John R. Freeman's Agreements. In the event of the actual termination of an individual's employment contemporaneous with or following a Change in Control, except (i) because of the individual's death, (ii) by the Company for cause or disability (as defined in the employment agreement), or (iii) by the individual other than for good reason (as defined in the employment agreement) the individual shall be entitled to receive an amount equal to 299% of the individual's annual Base Salary immediately preceding the Change in Control in Eric T. Chase's and Jay L. Ormsby's Agreements and 150% of the individual's annual Base Salary immediately preceding the Change in Control in Albert E. Tobey's, Abdu Boudour's and John R. Freeman's Agreements. Certain additional provisions also apply.

     Each Agreement also contains non-competition provisions for a period of two
(2) years following termination, a confidentiality provision and an ownership provision in the Company's favor for techniques, discoveries and inventions arising during the term of employment. The Agreements provide for successive one-year renewals after the initial term.

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has traded on the American Stock Exchange ("AMEX") under the symbol "QCO" from October 24, 1996 to November 8, 1996 and thereafter under the symbol "OPC."

     As of April 20, 1998, there were approximately 16 record holders of the Company's Common Stock. Management believes there are approximately 850 beneficial holders of the Company's Common Stock.

     For the periods indicated, the following table sets forth the range of high and low sale prices for the Common Stock as reported by AMEX from October 24, 1996 through April 20, 1998.

                                                                     SALE
                                                              ------------------
                                                               HIGH        LOW
                                                               ----        ---
1996
Fourth Quarter (commencing October 24, 1996)................  $ 6 1/2    $ 4 3/4
1997
First Quarter...............................................  $ 5 7/8    $ 3 3/4
Second Quarter..............................................  $ 3 3/4    $ 2 3/8
Third Quarter...............................................  $ 5 1/4    $ 3 1/4
Fourth Quarter..............................................  $ 5        $ 3 1/4
1998
First Quarter...............................................  $ 5 1/8    $ 3 3/8
Second Quarter (through April 20, 1998).....................  $ 4 7/8    $ 4 3/16

                                   DIVIDENDS

     The Company has not paid dividends on its Common Stock since its inception and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. Any future determination with respect to the payments of dividends will be subject to the discretion of the Company's Board of Directors and will depend upon the earnings, capital requirements, and financial positions of the Company, general economic conditions, and other pertinent factors. In addition, the Company's agreement with its primary bank lender prohibits the payment of dividends without the bank's prior written consent.

                                 PROPOSAL NO. 2

                ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

     The persons named in the enclosed proxy will vote to ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 1998 unless otherwise directed by the stockholders. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of stockholders, and will have the opportunity to make a statement and answer questions from stockholders if he or she so desires.

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                            VOTING AT ANNUAL MEETING

     The Board of Directors has fixed Monday, April 20, 1998, as the record date for the determination of stockholders entitled to vote at this Annual Meeting. At the close of business on that date, there were outstanding and entitled to vote 3,242,500 shares of Common Stock.

                            SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, officers and employees of the Company may solicit in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

                              REVOCATION OF PROXY

     Subject to the terms and conditions set forth herein, all proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the Annual Meeting the Company receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                             STOCKHOLDER PROPOSALS

     In order to be included in proxy material for the 1999 Annual Meeting, tentatively scheduled for June 10, 1999, stockholders' proposed resolutions must be received by the Company on or before December 29, 1998. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

                          ANNUAL REPORT ON FORM 10-KSB

     THE COMPANY IS PROVIDING TO EACH STOCKHOLDER, TOGETHER WITH THIS PROXY STATEMENT WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB (OTHER THAN EXHIBITS THERETO), INCLUDING THE FINANCIAL STATEMENTS FOR THE COMPANY'S MOST RECENT FISCAL YEAR ENDED DECEMBER 31, 1997.

                                 MISCELLANEOUS

     Management does not know of any other matters which may come before this Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                          By Order of the Board of Directors

                                          JOHN R. FREEMAN
                                          Secretary

Wilmington, Massachusetts
April 28, 1998

     MANAGEMENT HOPES THAT THE STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                QC OPTICS, INC.

     THIS PROXY IS BEING SOLICITED BY QC OPTICS, INC.'S BOARD OF DIRECTORS

    The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 28, 1998 in connection with the Annual Meeting to be held at 10:00 a.m. on Wednesday, June 10, 1998 at Holiday Inn Tewksbury/Andover, Four Highwood Drive, Tewksbury, Massachusetts 01876 and hereby appoints Eric T. Chase and Abdu Boudour, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of QC Optics, Inc. (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

    THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

    IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

    ELECTION OF DIRECTORS (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

    NOMINEES: JOHN M. TARRH      ALLAN BERMAN

    SEE REVERSE SIDE FOR BOTH PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                               (SEE REVERSE SIDE)

                   [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

    The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.   Election of Directors (see reverse)

     [ ] FOR                                                [ ] WITHHELD
                                                            --------------------------------------------------------------
                                                            [ ] For all nominees except as noted above.
2. Proposal to ratify and confirm the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.
  [                     [                         [
   ] FOR                ] AGAINST                 ] ABSTAIN

                                                Please sign exactly as name(s)
                                                appears hereon. Joint owners
                                                should each sign. When signing
                                                as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such.

                                                --------------------------------
                                                Signature                   Date

                                                --------------------------------
                                                Signature                   Date